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                                                                      EXHIBIT 99

                    REYNOLDS AND REYNOLDS TO SELL OR SPIN OFF
                         ITS DOCUMENT SERVICES BUSINESS

     COMPANY TO FOCUS ON GROWING $800 MILLION AUTOMOTIVE SOLUTIONS BUSINESS

         Live webcast of 9:00 a.m.EST conference call available through
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                Audio conference call replay number (402)998-0107


         DAYTON, Ohio, April 10, 2000 -- The Reynolds and Reynolds Company (NYSE: REY) announced today that it has engaged the services of Credit Suisse First Boston to sell or spin off its Information Solutions Group (ISG), the company's document services business. ISG reported revenues of over $730 million in fiscal 1999. The company intends to complete a transaction within the next three to six months.

         "Reynolds has built two great businesses, ISG and our automotive solutions business, with two very different missions," said David R. Holmes, chairman and CEO. "We believe pursuing strategic and clarified strategies will allow both businesses to more aggressively leverage their strong positions and market presence."

         The Information Solutions Group is achieving double-digit growth and strong profitability with the industry's highest customer satisfaction and return on net assets. The business has been consistently strengthened through acquisitions and aggressive actions to evolve from a business forms manufacturer to a document services and eCRM business.

         "At the same time, we've built a powerful franchise with our automotive solutions business, where we are transforming automotive retailing with a rapidly growing suite of information management, customer relationship management and e-business solutions. We'll continue to expand our leadership position in automotive retailing through acquisitions, joint ventures and alliances," Holmes said.

         "Selling ISG to a strategic buyer, a financial buyer, or spinning it off, will allow the business to respond even more aggressively to the opportunities associated with its $40 billion marketplace. It will also provide a clearer focus for customers and investors.

         "With the sale or spin off, we'll have a laser-sharp focus on unleashing the value we plan to create in the automotive retailing value net. We're reinventing this company to act more quickly and accelerate our speed to market, with emphasis on growth and innovation. The automotive marketplace is one of the largest and most complex in the world, and is poised for a major transformation. It is Reynolds'


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intent to be the leader in this change, helping retailers master the Internet to become more sophisticated enterprises in the years ahead," Holmes said.

         The company cautioned that any transaction remains subject to board and regulatory approval and that assurances as to the occurrence, timing or details of any transaction, or the impact on the company could not be given at the present time.

         Reynolds and Reynolds, headquartered in Dayton, Ohio, is a leading provider of integrated information management systems and related value-added services to automotive and general business markets. The company reported revenues of $1.56 billion for the fiscal year ended Sept. 30, 1999. For more information on Reynolds and Reynolds, visit www.reyrey.com or call The Reynolds and Reynolds Information Hotline at 1-888-4REYREY.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on February 9, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###
CONTACT:

MEDIA                                       INVESTORS

Paul Guthrie                                Mitch Haws
937.485.4216                                937.485.4460
paul_guthrie@reyrey.com                     mitch_haws@reyrey.com